    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 1999

                                                   REGISTRATION NO. 333-________

                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                           JACOR COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                                              31-0978313
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                            50 E. RIVERCENTER BLVD.
                                  12TH FLOOR
                          COVINGTON, KENTUCKY 41011
                        ------------------------------
                        (Address of principal executive
                          offices including zip code)


                      1997 LONG-TERM INCENTIVE STOCK PLAN
                      -----------------------------------
                            (Full title of the plan)


      R. CHRISTOPHER WEBER                            COPY TO:
  SENIOR VICE PRESIDENT AND CHIEF              RICHARD G. SCHMALZL, ESQ.
       FINANCIAL OFFICER                        DOUGLAS D. ROBERTS, ESQ.
   JACOR COMMUNICATIONS, INC.                   GRAYDON, HEAD & RITCHEY
    50 E. RIVERCENTER BLVD.                   511 WALNUT STREET, SUITE 1900
          12TH FLOOR                             CINCINNATI, OHIO 45202
   COVINGTON, KENTUCKY 41011                        (513) 621-6464
         (606) 655-2267

(Name, address and telephone number of agent for service)


                           CALCULATION OF REGISTRATION FEE

                                                  Proposed maximum       Proposed maximum        Amount of
Title of Securities     Amount to be             offering price per     aggregate offering     Registration
to be Registered         Registered                    share                  price                Fee
-------------------     ------------             ------------------     ------------------     ------------
  Common Stock          3,000,000 shares (1)          $73.75(2)           $221,250,000.00       $61,507.00


-------------------

     (1) Represents the total number of shares of Jacor Communications, Inc. common stock (the "Common Stock") currently reserved for the grant of stock-based awards under the Plan, less 1,800,000 shares previously registered in Registration Statement No. 333-28587.

     (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 20, 1999.

     This Registration Statement relates to the registration of 3,000,000 additional shares of Jacor Communications, Inc. (the "Registrant") common stock (the "Common Stock"), reserved for issuance and delivery under the Registrant's 1997 Long-Term Incentive Stock Plan (the "Plan"). On June 5, 1997, the Registrant registered 1,800,000 shares of Common Stock reserved for issuance under the Plan with the Securities and Exchange Commission on Form S-3 (Registration Statement No. 333-28587). Pursuant to Instruction E for the Form S-8, the contents of Registration Statement No. 333-28587, including all documents incorporated therein, are incorporated herein by reference.

Item 8.        EXHIBITS.

Exhibit            Description of Exhibit
-------            ----------------------
  5.1          Opinion of Graydon, Head & Ritchey
 23.1          Consent of Graydon, Head & Ritchey (included in opinion)
 23.2          Consent of PricewaterhouseCoopers LLP


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 26th day of April, 1999.


                                       JACOR COMMUNICATIONS, INC.


                                       By: /s/ R. Christopher Weber
                                          ---------------------------
                                          R. Christopher Weber,
                                          Senior Vice President and
                                          Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

April 26, 1999   /s/ Randy Michaels                  April 26, 1999   /s/ Rod F. Dammeyer
                 ---------------------------                          ---------------------------
                 Randy Michaels, Chief                                Rod F. Dammeyer, Director
                 Executive Officer and Director

April 26, 1999   /s/ Robert L. Lawrence              April 26, 1999   /s/ F. Philip Handy
                 ---------------------------                          ---------------------------
                 Robert L. Lawrence,                                  F. Philip Handy, Director
                 President, Chief
                 Operating Officer and Director

April 26, 1999   /s/ Samuel Zell                     April 26, 1999   /s/ Marc Lasry
                 ---------------------------                          ---------------------------
                 Samuel Zell, Chairman of                             Marc Lasry, Director
                 the Board and Director

April 26, 1999   /s/ Sheli Z. Rosenberg              April 26, 1999   /s/ Mary Agnes Wilderotter
                 ---------------------------                          ---------------------------
                 Sheli Z. Rosenberg, Vice                             Mary Agnes Wilderotter,
                 Chairman and Director                                Director

April 26, 1999   /s/ John W. Alexander               April 26, 1999    /s/ R. Christopher Weber
                 ---------------------------                           ---------------------------
                 John W. Alexander, Director                           R. Christopher Weber, Senior
                                                                       Vice President and Chief Financial
April 26, 1999   /s/ Peter C. B. Bynoe                                 Officer (Principal Accounting and
                 ---------------------------                           Financial Officer)
                 Peter C. B. Bynoe, Director


                                  INDEX TO EXHIBITS

Exhibit        Description of Exhibit
-------        ----------------------
  5.1          Opinion of Graydon, Head & Ritchey

 23.1          Consent of Graydon, Head & Ritchey (included in opinion)

 23.2          Consent of PricewaterhouseCoopers LLP
